EXHIBIT 4.6
EXECUTION COPY
EXHIBIT B TO
NOTE PURCHASE AGREEMENT
February 13, 2009
REGISTRATION RIGHTS AGREEMENT
     This REGISTRATION RIGHTS AGREEMENT, dated February 13, 2009 (the “Agreement”), is entered into by and among XM Satellite Radio Holdings Inc., a Delaware corporation (“the “Company”), Sirius XM Radio Inc., a Delaware corporation (“Sirius”), the guarantors signatory hereto (the “Guarantors”) and the Purchasers signatory hereto (the “Purchasers”).
     The Company, Sirius, the Guarantors and the Purchasers are parties to the Purchase Agreement dated February 13, 2009 (the “Purchase Agreement”), which provides for the sale by the Company to the Purchasers of $172,485,000 aggregate principal amount of the Company’s 10% Senior Secured Notes due 2011 (the “Securities”) which will be guaranteed on an senior basis by each of the Guarantors. As an inducement to the Purchasers to enter into the Purchase Agreement, the Company, Sirius and the Guarantors have agreed to provide to the Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.
     In consideration of the foregoing, the parties hereto agree as follows:
     1. Definitions. As used in this Agreement, the following terms shall have the following meanings:
     “Agreement” shall have the meaning set forth in the preamble.
     “Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
     “Company” shall have the meaning set forth in the preamble and shall also include any successor entity.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
     “Exchange Dates” shall have the meaning set forth in Section 2(b)(ii) hereof.
     “Exchange Offer” shall mean the exchange offer by the Company and the Guarantors of Exchange Securities for Registrable Securities pursuant to Section 2(b) hereof.
     “Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(b) hereof.
     “Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

     “Exchange Securities” shall mean senior notes issued by the Company and guaranteed by the Guarantors under the Indenture containing terms identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.
     “FINRA” shall mean the Financial Industry Regulatory Authority.
     “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act.
     “Guarantors” shall have the meaning set forth in the preamble and shall also include any Guarantor’s successors.
     “Holder” shall mean each Purchaser, for so long as it owns any Registrable Securities, and each of the Purchasers’ successors, assigns and direct and indirect transferees who becomes an owner of Registrable Securities under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term “Holders” shall include Participating Broker-Dealers.
     “Indemnified Person” shall have the meaning set forth in Section 5(c) hereof.
     “Indemnifying Person” shall have the meaning set forth in Section 5(c) hereof.
     “Indenture” shall mean the indenture relating to the Securities, dated as of February 13, 2009, among the Company, Sirius, the Guarantors and The Bank of New York Mellon, as trustee, and as the same may be amended from time to time in accordance with the terms thereof.
     “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Securities Act.
     “Majority of the Holders” shall mean Holders of a majority in principal amount of the Registrable Securities covered by the Registration Statement.
     “Permitted Free Writing Prospectus” shall have the meaning set forth in Section 6(j) hereof.
     “Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.
     “Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.
     “Purchase Agreement” shall have the meaning set forth in the preamble.
     “Purchasers” shall have the meaning set forth in the preamble.
     “Registrable Securities” shall mean the Securities; provided that such Securities shall cease to be Registrable Securities (i) when such Securities cease to be outstanding, (ii) when a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (iii) when such Securities have been sold, or are eligible to be sold immediately without volume, manner of sale, filing or other restrictions, in either case pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act or (iv) when such Securities are otherwise freely transferable with restriction.
     “Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company, Sirius and the Guarantors with this Agreement, including without limitation: (i) all SEC, stock exchange or FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters or Holders in connection with blue sky qualification of any Exchange Securities or Registrable Securities (not to exceed $7,500)), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing (if requested by a majority of Holders or any Underwriter) and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the reasonable fees and disbursements of the Trustee and its counsel, (vii) the reasonable fees and disbursements of counsel for the Company, Sirius and the Guarantors, (viii) the reasonable fees and disbursements of one special counsel for all of the Holders and (ix) the fees and disbursements of the independent public accountants of the Company and the Guarantors, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.
     “Registration Statement” shall mean any registration statement of the Company and the Guarantors that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.
     “SEC” shall mean the United States Securities and Exchange Commission.
     “Securities” shall have the meaning set forth in the preamble.
     “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.
     “Shelf Effectiveness Period” shall have the meaning set forth in Section 2(a) hereof.
     “Shelf Registration” shall mean a registration effected pursuant to Section 2(a) hereof.
     “Shelf Registration Statement” shall mean a “shelf” registration statement of the Company and the Guarantors filed under the Securities Act providing for the registration on a continuous or delayed basis of the Registrable Securities pursuant to Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

     “Sirius” shall have the meaning set forth in the preamble and shall also include any successor entity.
     “Subsidiary Guarantees” shall mean the guarantees of the Securities and Exchange Securities by the Guarantors under the Indenture.
     “Suspension Period” shall have the meaning set forth in Section 3(a)(ix) hereof.
     “Staff” shall mean the staff of the SEC.
     “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.
     “Trustee” shall mean the trustee with respect to the Securities under the Indenture.
     “Underwriter” shall have the meaning set forth in Section 3(e) hereof.
     “Underwritten Offering” shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.
     “Underwriter Registration Statement” shall have the meaning set forth in Section 3(a)(xvi) hereof.
          2. Registration Under the Securities Act. (a) (i) Except as set forth in Section 2(b) below, the Company, Sirius and the Guarantors agree to use reasonable best efforts (1) to cause to be filed under the Securities Act as promptly as practicable, but no later than March 17, 2009, a Shelf Registration Statement providing for the sale on a continuous or delayed basis of all of the Registrable Securities by the Holders thereof and (2) to cause such Shelf Registration Statement to become effective as soon as practicable after filing.
     Subject to Section 3(a)(ix) hereof, the Company, Sirius and the Guarantors agree to use reasonable best efforts to keep the Shelf Registration Statement continuously effective until the earlier of (a) the first anniversary of the last issuance of the Securities or (b) when all such Securities are eligible to be sold immediately without volume, manner of sale, filing or other restrictions by non-affiliates of the Company pursuant to Rule 144 (or any similar rule then in force, but not Rule 144A) under the Securities Act with respect to the Registrable Securities or (c) when all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (the “Shelf Effectiveness Period”).
     (ii) The Company, Sirius and the Guarantors further agree to supplement or amend the Shelf Registration Statement and the related Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or, subject to Section 3(a)(xiv), if reasonably requested by a Holder of Registrable Securities with respect to information and to use reasonable best efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement and Prospectus to become usable as soon as thereafter practicable.
     (iii) The Company, Sirius and the Guarantors agree to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.
     (b) In lieu of filing or causing to become effective a Shelf Registration Statement pursuant to Section 2(a), to the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Company, Sirius and the Guarantors may elect to use reasonable best efforts and, so long as no Holder holds Registrable Securities that are ineligible to be exchanged in an Exchange Offer, to (i) cause to be filed an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities, (ii) commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC and (iii) complete the Exchange Offer not later than 60 days after the Exchange Offer Registration Statement is declared effective by the SEC.
     The Company, Sirius and the Guarantors shall commence any such Exchange Offer by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:
(i)	that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii)	the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the “Exchange Dates”);

(iii)	that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv)	that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to (A) surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) and in the manner specified in the notice, or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case prior to the close of business on the last Exchange Date; and

(v)	that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by (A) sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Securities.
     As a condition to participating in any such Exchange Offer, a Holder will be required to represent to the Company and the Guarantors that (i) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer, it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (iii) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company or any Guarantor and (iv) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Securities.

     In connection with any such Exchange Offer, as soon as practicable after the last Exchange Date, the Company, Sirius and the Guarantors shall:
(i)	accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(ii)	deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Registrable Securities tendered by such Holder.
     The Company, Sirius and the Guarantors shall use reasonable best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff.
     (c) The Company, Sirius and the Guarantors shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions, brokerage commissions, transfer taxes, if any, and fees and disbursements of counsel and other advisors of such Holder relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.
     (d) An Exchange Offer Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC. A Shelf Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC.
     (e) Without limiting the remedies available to the Purchasers and the Holders, the Company, Sirius and the Guarantors acknowledge that any failure by the Company or the Guarantors to comply with their obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s and the Guarantors’ obligations under Section 2(a) and Section 2(b) hereof.
     3. Registration Procedures.
     (a) In connection with their obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company, Sirius and the Guarantors shall as expeditiously as possible:
(i)	use reasonable best efforts to prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Company and the Guarantors, (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use reasonable best efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

(ii)	use reasonable best efforts to prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(iii)	in the case of a Shelf Registration, use reasonable best efforts to furnish to each Holder of Registrable Securities, to counsel for the Purchasers, to counsel for such Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus or preliminary prospectus, and any amendment or supplement thereto, as such Holder, counsel or Underwriters may reasonably request in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and the Company, Sirius and the Guarantors consent to the use of such Prospectus, preliminary prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary prospectus or any amendment or supplement thereto in accordance with applicable law;

(iv)	use reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement becomes effective; cooperate with such Holders in connection with any filings required to be made with FINRA; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Holder; provided that neither the Company nor any Guarantor shall be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation in any such jurisdiction if it is not so subject;

(v)	notify counsel for the Purchasers and, in the case of a Shelf Registration, notify each Holder of Registrable Securities and counsel for such Holders promptly and, if requested by any such Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective and when any amendment or supplement to the Prospectus has been filed, (2) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement or Prospectus or for additional information after the Registration Statement has become effective, (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (4) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company or any Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such

Registrable Securities cease to be true and correct in all material respects or if the Company or any Guarantor receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (5) of the happening of any event during the period a Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (6) of any determination by the Company or any Guarantor that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus would be appropriate;

(vi)	use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2), including by filing an amendment to such Shelf Registration Statement on the proper form, at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order or such resolution;

(vii)	in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested);

(viii)	in the case of a Shelf Registration, cooperate with the Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as such Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities;

(ix)	in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(a)(v)(5) hereof, use reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to such Shelf Registration Statement or any related Prospectus or Issuer Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities, such Prospectus or Issuer Free Writing Prospectus will cease to have the identified deficiencies and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company, Sirius and the Guarantors shall notify the Holders of Registrable Securities to suspend use of the Prospectus or Issuer Free Writing Prospectus as promptly as practicable after the occurrence of such an event, and such Holders hereby agree to suspend use of the Prospectus or Issuer Free Writing Prospectus until the Company, Sirius and the Guarantors have amended or supplemented the Prospectus or Issuer Free Writing Prospectus to correct such misstatement or omission; the Company, Sirius and the Guarantors may suspend the availability of the Shelf Registration Statement and the use of the Prospectus or Issuer Free Writing Prospectus by written notice to the Holders for a period not to exceed an aggregate of 15 days in any 90-day period (each such period, a “Suspension Period”) if an event occurs and is continuing as a result of which the Shelf Registration Statement, the Prospectus or Issuer Free Writing Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein would, in the Company’s judgment, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Suspension Periods shall not exceed an aggregate of 60 days in any 360-day period; the Company shall not specify in the written notice to the Holders the nature of the event giving rise to the Suspension Period;

(x)	a reasonable time prior to the filing of any Registration Statement or any amendment to a Registration Statement or any Prospectus, Issuer Free Writing Prospectus or amendment or supplement thereto relating to the Registrable Securities, provide copies of such document to the Purchasers and their counsel (and, in the case of a Shelf Registration Statement, to the Holders of Registrable Securities and their counsel) and make such of the representatives of the Company, Sirius and the Guarantors as shall be reasonably requested by the Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities or their counsel) available for discussion of such document; and the Company, Sirius and the Guarantors shall not, at any time after initial filing of a Registration Statement, use or file any amendment of or supplement to a Registration Statement or any Prospectus, Issuer Free Writing Prospectus or amendment or supplement thereto relating to the Registrable Securities, of which the Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities and their counsel) shall not have previously been advised and furnished a copy or to which the Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities or their counsel) shall reasonably object within two Business Days after the receipt thereof;

(xi)	obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the initial effective date of a Registration Statement;

(xii)	cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(xiii)	in the case of a Shelf Registration, use reasonable best efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued or guaranteed by the Company or any Guarantor are then listed if requested by the majority of Holders, to the extent such Registrable Securities satisfy applicable listing requirements;

(xiv)	if reasonably requested by any Holder of Registrable Securities covered by a Shelf Registration Statement, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be so included in such filing; provided that (1) the Company, Sirius and the Guarantors shall not be required to file any supplement or amendment naming a Holder as a selling securityholder earlier than 10 business days after it receives all required information from such Holder and (2) the Company, Sirius and the Guarantors shall not be obligated to file any supplement or amendment for the purpose of naming a Holder as a selling securityholder more than once in any calendar month period;

(xv)	in the case of a Shelf Registration, take the following actions in order to expedite or facilitate the disposition of such Registrable Securities: (1) providing direct contact between senior management and advisors and prospective purchasers, (2) responding to inquiries of, and providing answers to, prospective purchasers, (3) providing assistance in completion of the prospective purchasers’ due diligence review, (4) hosting or participating in one or more meetings with prospective purchasers, including participating in a road show for the XM Satellite Notes, and (5) such other similar actions reasonably requested by a Majority of the Holders; and

(xvi)	if any Holder is deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with any registration of the Registrable Securities pursuant to this Agreement, and any amendment or supplement thereof (any such registration statement or amendment or supplement an “Underwriter Registration Statement”), then the Company, Sirius and the Guarantors will cooperate with such Holder in allowing such Holder to conduct customary “underwriter’s due diligence” with respect to the Company, Sirius and the Guarantors and satisfy its obligations in respect thereof. The Company, Sirius and the Guarantors will also permit legal counsel to such Holder to review and comment upon any the Underwriter Registration Statement at least two business days prior to its filing with the SEC and all amendments and supplements to the Underwriter Registration Statement within a reasonable number of days prior to their filing with the SEC and not file the Underwriter Registration Statement or amendment or supplement thereto in a form to which such Holder’s legal counsel reasonably objects.
     (b) In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Securities to furnish to the Company such information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Company, Sirius and the Guarantors may from time to time reasonably request in writing.
     (c) In the case of a Shelf Registration Statement, each Holder of Registrable Securities covered in such Shelf Registration Statement agrees that, upon receipt of any notice from the Company, Sirius and the Guarantors of the happening of any event of the kind described in Section 3(a)(v)(3) or 3(a)(v)(5) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by Section 3(a)(ix) hereof and, if so directed by the Company and the Guarantors, such Holder will deliver to the Company and the Guarantors all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus and any Issuer Free Writing Prospectuses covering such Registrable Securities that are current at the time of receipt of such notice.
     (d) The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each, an “Underwriter”) that will administer the offering will be selected by a Majority of the Holders included in such offering and must be reasonably acceptable to the Company.
     4. Additional Interest.

     (a) The Company, Sirius and the Guarantors agree that the Holders will suffer damages if the Company, Sirius and the Guarantors fail to fulfill their obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company, Sirius and the Guarantors agree that if:
(i)	the Shelf Registration Statement is required to be filed but is not declared effective within 180 days after March 17, 2009 (the “Registration Deadline”), or is declared effective by such date but thereafter ceases to be effective or usable (unless the Shelf Registration Statement ceases to be effective or usable as specifically permitted by the Section 3(a)(ix) hereof),

(ii)	the Exchange Offer is not consummated on or prior to the Registration Deadline,
(each such event referred to in clauses (i) and (ii) a “Registration Default”), additional interest in the form of additional cash interest (“Additional Interest”) will accrue on the affected Registrable Securities. The rate of Additional Interest will be 0.25% per annum, from and including the date on which any such Registration Default shall occur to, but excluding, the earlier of (1) the date on which all Registration Defaults have been cured, (2) the date on which such Registrable Securities ceases to be Registrable Securities or otherwise become freely transferable by Holders other than affiliates of the Issuers without further registration under the Securities Act.
     (b) So long as Registrable Securities remain outstanding, the Company shall notify the Trustee within five business days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid. Any amounts of Additional Interest due pursuant to clauses (a)(i) or (a)(ii) of this Section 4 will be payable in cash semi-annually on each June 1st and December 1st (each a “Additional Interest Payment Date”), commencing with the first such date occurring after any such Additional Interest commences to accrue, to Holders to whom regular interest is payable on such Additional Interest Payment Date with respect to Registrable Securities. The amount of Additional Interest for each Registrable Security will be determined by multiplying the applicable rate of Additional Interest by the aggregate principal amount of such Registrable Security outstanding on the Additional Interest Payment Date following such Registration Default in the case of the first such payment of Additional Interest with respect to a Registration Default (and thereafter at the next succeeding Additional Interest Payment Date until the cure of such Registration Default), and multiplying the product of the foregoing by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.
     5. Indemnification and Contribution.
     (a) The Company, Sirius and each Guarantor, jointly and severally, agree to indemnify and hold harmless each Purchaser and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls any Purchaser or Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or any Issuer Free Writing Prospectus, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Holder or provided by any Holder expressly for use therein (including, for the avoidance of doubt, any Free Writing Prospectus prepared by or on behalf of such Holder).
     (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, Sirius, the Guarantors, the Purchasers and the other selling Holders, the directors of the Company and the Guarantors, each officer of the Company, Sirius and the Guarantors who signed the Registration Statement and each Person, if any, who controls the Company, the Guarantors, any Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but in each case to the extent, but only to the extent, that any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement, any Prospectus or any Issuer Free Writing Prospectus (provided that, for the avoidance of doubt, such information shall be deemed to include any Free Writing Prospectus prepared by or on behalf of such Holder); provided, however, that in no event shall the liability of any Holder for indemnification under this Section 5(b) exceed the amount equal to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to the Registration Statement.
     (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 5 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 5. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm, (x) for any Holder, its directors and officers and any control Person of such Holder shall be designated in writing by a Majority of the Holders to be represented and (y) in all other cases shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there is a final non-appealable judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonable fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person for such amounts as are not in dispute in accordance with such request prior to the date of such settlement, provided, however, that the Indemnifying Person shall not be liable for any settlement effected without its consent pursuant to this sentence if such Indemnifying Person is contesting, in good faith, the request for reimbursement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
     (d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, Sirius and the Guarantors from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, Sirius and the Guarantors on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, Sirius and the Guarantors, on the one hand, and each Holder, on the other hand, shall be deemed to be in the same proportion as (i) the aggregate principal amount of all of the Registrable Securities are to (ii) the principal amount of the total net proceeds received by such Holder in connection with the sale of the Registrable Securities. The relative fault of the Company, Sirius and the Guarantors on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Sirius and the Guarantors or by the applicable Holders, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (e) The Company, Sirius, the Guarantors and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 5 are several and not joint.
     (f) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.
     (g) The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Purchasers or any Holder or any Person controlling any Purchaser or any Holder, or by or on behalf of the Company, Sirius or the Guarantors or the officers or directors of or any Person controlling the Company or the Guarantors, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.
     6. General.
     (a) No Inconsistent Agreements. The Company, Sirius and the Guarantors represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company or any Guarantor under any other agreement and (ii) neither the Company nor any Guarantor has entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.
     (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company, Sirius and the Guarantors have obtained the written consent of a Majority of the Holders affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.
     (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Purchasers, the addresses set forth in the Credit Agreement; (ii) if to the Company, Sirius and the Guarantors, initially at Company’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if transmitted by facsimile; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture
     (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Purchasers (in their capacity as Purchasers) shall have no liability or obligation to the Company or the Guarantors with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.
     (e) Third-Party Beneficiaries. Each Holder shall be a third-party beneficiary to the agreements made hereunder between the Company, Sirius and the Guarantors, on the one hand, and the Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.
     (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     (g) Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.
     (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     (i) Entire Agreement; Severability. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company, Sirius, the Guarantors and the Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.
     (j) Free Writing Prospectuses. Each Holder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Registrable Securities without the prior express written consent of the Company. Any such Free Writing Prospectus consented to by the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and agrees that they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, including in respect of timely filing with the SEC, legends and record-keeping.